UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) SEPTEMBER 14, 2004.

                        CLEAN DIESEL TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


DELAWARE                          0-27432                       06-1393453
(State or other                 (Commission                   (IRS Employer
Jurisdiction of                 File Number)                Identification No.)
Incorporation)

                        SUITE 702, 3000 ATLANTIC STREET
                                STAMFORD CT 06901
                    (Address of Principal Executive Offices)


Registrants telephone number, including area code (203) 327-7050

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

(a) SECURITIES SOLD. The Registrant on September 14, 2004 undertook to sell and deliver on or about September 28, 2004, One Million (1,000,000) shares of the Registrant's Common Stock, Par $0.05 (the "Shares"). (b) CONSIDERATION. The
Shares are being sold at the aggregate offering price of GBP 1,025,000 ($1,839,997.50) on which commissions of 3.5% aggregating GBP 35,875 ($64,399) are payable.
(c) EXEMPTION FROM REGISTRATION CLAIMED. The Shares are being issued and sold offshore to private investors in the United Kingdom and in connection with this issue and sale the Registrant claims the exemption from registration provided by Regulation S of the Securities and Exchange Commission.

                                   SIGNATURES


                                       Clean Diesel Technologies, Inc.
                                                (Registrant)

Date: September 20, 2004             By: /s/ D. W. Whitwell
                                         David W. Whitwell
                                      Vice President and Chief Financial Officer